Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 29, 2002, except for Note 14 as to which the date is February 14, 2002, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-99293) and related Prospectus of TSI Telecommunication Holdings, LLC, TSI Telecommunication Services Inc., TSI Telecommunication Holdings, Inc., TSI Networks Inc. and TSI Finance Inc. for the registration of $30,000,000 of 12¾% Senior Subordinated Notes.

/s/    ERNST & YOUNG LLP

Tampa, Florida
September 26, 2002